As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-216701

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIQURE N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Matthew Kapusta

Chief Executive Officer

uniQure N.V.

Meibergdreef 61 Amsterdam

1105BA Netherlands

+31.20.240.6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maiken Keson-Brookes

General Counsel

uniQure, Inc.

113 Hartwell Avenue

Lexington, MA 02421

+1.339.970.7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Corbett

Morgan, Lewis & Bockius UK LLP

Condor House, 5-10 St. Paul’s Churchyard

London EC4M 8AL United Kingdom

+44.20.3201.5690

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (1)
Primary Offering
Ordinary Shares, par value €0.05 per share
Warrants
Rights
Debt Securities
Purchase Contracts
Units
Total	$250,000,000		$250,000,000	$28,975

(1)             Calculated pursuant to Rule 457(o) under the Securities Act.

(2)             There are being registered hereunder such indeterminate number of shares of ordinary shares and preferred shares, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase ordinary shares, preferred shares or debt securities as shall have an aggregate initial offering price not to exceed $250,000,000.  If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered also include such indeterminate number of shares of ordinary shares and preferred shares and amount of debt securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of ordinary shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)             The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a base prospectus which covers the offering, issuance and sale by us of up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings.

The base prospectus immediately follows this explanatory note.  The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.  The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS (Subject to Completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2017

$250,000,000

Ordinary Shares offered by uniQure N.V.

Warrants

Rights

Debt Securities

Purchase Contracts

Units

From time to time, we may offer, issue and sell up to $250,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer.  Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “QURE.” On May 12, 2017, the last reported sales price of our ordinary shares was $4.99 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or option to purchase additional securities will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2017

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $250,000,000.  This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus.  You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you.  This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context indicates otherwise, as used in this prospectus, the terms “uniQure,” “the Company,” “we,” “us” and “our” refer to uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands.

This prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision.  You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.  You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a leader in the field of gene therapy, seeking to develop single treatments with potentially curative results for patients suffering from genetic and other devastating diseases. We are advancing a focused pipeline of innovative gene therapies that have been developed both internally and through partnerships, such as our collaboration with Bristol Myers-Squibb focused on cardiovascular diseases. We have established clinical proof-of-concept in our lead indication, hemophilia B and achieved preclinical proof-of-concept in Huntington’s disease. We believe our validated technology platform and manufacturing capabilities provide us distinct competitive advantages, including the potential to reduce development risk, cost and time to market. We produce our AAV-based gene therapies in our own facilities with a proprietary, commercial-scale, consistent, manufacturing process. We believe our Lexington, Massachusetts-based facility is one of the world’s leading, most versatile, gene therapy manufacturing facilities.

In November 2016, we announced the completion of our strategic review process aimed at refocusing our pipeline, reducing operating costs and delivering long-term shareholder value. The strategic restructuring plan includes the following key elements:

•                  Prioritizing the development of our product candidates in hemophilia B and Huntington’s disease, as well as those programs associated with our collaboration with Bristol-Myers Squibb in cardiovascular disease. We intend to initiate a pivotal trial in hemophilia B pending discussions with regulatory authorities and to file investigational new drug (“IND”) applications for Huntington’s disease and S100A1 following the completion of ongoing IND-enabling studies.

•                  Deprioritizing investments in our gene therapy programs targeting Sanfilippo B and Parkinson’s disease and initiating discussions with collaborators regarding potential options, including the transition or partnering of these programs.

•                  Leveraging our manufacturing capabilities and next-generation vector and promoter platform to generate new best-in-class products, with an emphasis on rare and orphan diseases.

•                  Consolidating our manufacturing activities at our Lexington, MA facility.

•                  Maintaining a smaller, but fully integrated research and development organization in Amsterdam, the Netherlands.

•                  Eliminating the previous organizational structure based on therapeutic areas of focus and realigning the organization around core program teams.

Corporate Information

uniQure was incorporated on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands.  Our business was founded in 1998 and was initially operated through our predecessor company, Amsterdam Molecular Therapeutics (AMT) Holding N.V, or AMT.  In 2012, AMT undertook a corporate reorganization, pursuant to which uniQure B.V. acquired the entire business and assets of AMT and completed a share-for-share exchange with the shareholders of AMT.  Effective February 10, 2014, in connection with our initial public offering we converted into a public company with limited liability (naamloze vennootschap) and changed our legal name from uniQure B.V. to uniQure N.V.

Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel en Fabrieken) in Amsterdam, the Netherlands under number 54385229. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is located at Meibergdreef 61, Amsterdam 1105 BA, the Netherlands, and our telephone number is +31.20.240.6000.

Our website address is www.uniqure.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Securities We May Offer

We may offer debt securities, warrants, rights, purchase contracts, units, or ordinary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed, up to a total aggregate offering price of $250,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•                  the names of those underwriters or agents;

•                  applicable fees, discounts and commissions to be paid to them;

•                  details regarding option to purchase additional securities, if any; and

•                  the estimated net proceeds to us.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part.  Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.  Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties.  Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us.  Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters.  These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC.  You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein.  We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.  Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.  We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.  Pending these uses, we intend to invest the net proceeds in short-term obligations of the U.S. government and its agencies.

We will bear all other costs, fees, and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF ORDINARY SHARES

The description below of our ordinary shares and provisions of our articles of association are summaries and are qualified by reference to our articles of association and the applicable provisions of Dutch law.

The following description of the general terms and provisions of our ordinary shares is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association. Our articles of association have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

Authorized Ordinary Shares

Our articles of association provide an authorized share capital of 60,000,000 ordinary shares, each with a nominal value per share of €0.05.  As of May 12, 2017, we had 25,510,994 ordinary shares issued and outstanding. We do not have any preferred shares authorized or outstanding.

Form of Ordinary Shares

We issue our ordinary shares in registered book-entry form and such shares are not certificated.

Issuance of Ordinary Shares

We may issue ordinary shares subject to the maximum prescribed by our authorized share capital contained in our articles of association. Our board of directors has the power to issue ordinary shares and, as the case may be, different classes of ordinary shares if and only to the extent that the general meeting has designated to the board of directors such authority and the authorized share capital provides for different classes of shares, as the case may be. Currently our articles of association provides for an authorized capital divided into one class of shares, being 60,000,000 ordinary shares, each with a nominal value of €0.05 per share. A designation of authority to the board of directors to issue ordinary shares or, as the case may be, different classes of ordinary shares remains effective for the period specified by the general meeting and may be granted up to a maximum of five years from the date of designation. The general meeting may renew this designation annually.

Without this designation, only the general meeting has the power to authorize the issuance of ordinary shares and the issuance of different classes of ordinary shares. Our board of directors is authorized to issue ordinary shares (but not different classes of ordinary shares) until December 31, 2017 under the restrictions specified in our articles of association.

In connection with the issuance of ordinary shares, at least the nominal value must be paid for such shares. No obligation other than to pay up to the nominal amount of and any premium agreed upon a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise. Subject to Dutch law, payment for shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by us.

Any increase in the number of authorized ordinary shares and the introduction of different classes of shares would require the approval of an amendment to our articles of association in order to effect such increase. Such amendment would need to be made by a proposal of the board of directors and adoption by the shareholders at a general meeting by a majority vote.

NASDAQ Global Market Listing

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “QURE.”

Comparison of Dutch corporate law and our Articles of Association and Delaware corporate law

The following comparison between Dutch corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and Delaware corporation law, including the Delaware General Corporation Law.

Corporate governance

Duties of directors

The Netherlands.    We have a one tier board structure consisting of our executive directors and non-executive directors. Under the one tier board structure, both the executive and non-executive directors will be collectively responsible for the management performed by the one-tier Board and the general policy and strategy of a company.  The executive directors are responsible for the day-to-day management of a company. The non-executive directors are responsible for supervising the conduct of, and providing advice to, the executive directors and for providing supervision with a respect to the company’s general state of affairs. Each executive director and non-executive director has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or split-up of a company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the board regarding a significant change in the identity or character of a company requires shareholders’ approval.

Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director terms

The Netherlands.    Under Dutch law, directors of a listed company are generally appointed for an individual term of a maximum of four years. A limit of twelve years generally applies. Our directors are appointed by the general meeting of shareholders for a term of up to four years. A director may be reappointed.

The general meeting of shareholders are entitled at all times to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such director by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the board, in which case a simple majority of the votes cast is sufficient.

Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by a company’s certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on such a classified board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

The Netherlands.    Under Dutch law, directors are appointed by the general meeting of shareholders. Under our articles of association, directors are appointed by the general meeting of shareholders upon the binding nomination by our board. However, the general meeting of shareholders may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company. If the general meeting of shareholders overrules the binding nomination, the board must make a new nomination.

Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

The Netherlands.    Pursuant to Dutch law and our articles of association, directors may not take part in any discussion or decision-making that involves a subject or transaction in relation to which it has a conflict of interest with us. Our articles of association provide that if as a result thereof, the Board is unable to act the resolution will be adopted by the general meeting of shareholders.

Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•                  the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•                  the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•                  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting directors

The Netherlands.    An absent executive director may issue a proxy for a specific board meeting in writing but only to another executive director. An absent non-executive director may issue a proxy for a specific board meeting in writing but only to another non-executive director.

Delaware.    A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder rights

Voting rights

The Netherlands.    In accordance with Dutch law and our articles of association, each issued ordinary share confers the right to cast one vote at the general meeting of shareholders. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote. Dutch law does not permit cumulative voting for the election of executive directors and non-executive directors.

For each general meeting of shareholders, a record date will be applied with respect to ordinary shares in order to establish which shareholders are entitled to attend and vote at a specific general meeting of shareholders. Such record date is set by the board. The record date and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the meeting.

Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

The Netherlands.    Pursuant to our articles of association, extraordinary general meetings of shareholders will be held whenever the Board deems such a meeting to be necessary. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued share capital of the company may request the Dutch courts to order that a general meeting of shareholders be held and may, on their application, be authorized by the court to convene a general meeting of shareholders. The court shall disallow the application if it does not appear that the applicants have previously requested the board to convene a general meeting of shareholders and the board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

The agenda for a general meeting of shareholders must include such items requested by one or more shareholders and/or others entitled to attend general meetings of shareholders representing at least 3% of the issued share capital of a company or such lower percentage as the articles of association may provide. Our articles of association do not state such lower percentage.

Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

The Netherlands.    Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) all shareholders agree on this practice for decision making and, (ii) the resolution is adopted unanimously by all shareholders that are entitled to vote. For a listed company, this method of adopting resolutions is not feasible.

Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

The Netherlands.    The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber (Ondernemingskamer). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders.

Furthermore, in accordance with directive 2005/56/EC of the European Parliament and the Council of October 26, 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.

Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

The Netherlands.    In the event a third party is liable to a Dutch company, only a company itself can bring a civil action against that third party. An individual shareholder does not have the right to bring an action on behalf of a company. This individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such action collectively. A collective action can be instituted by a foundation or an association whose objective is to protect the rights of a group of persons having similar interests. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

The Netherlands.    Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions under Dutch law and its articles of association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and our articles of association, we may repurchase fully paid-up shares in our own share capital if (1) such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law and (2) we would not as a result of such repurchase hold more than 50% of our own issued share capital.

Other than shares acquired for no valuable consideration, ordinary shares may only be acquired following a resolution of our board, acting pursuant to an authorization for the repurchase of shares granted by the general meeting of shareholders. An authorization by the general meeting of shareholders for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. Our board has been authorized, for a period of 18 months, to cause the repurchase of ordinary shares by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the average closing price of the ordinary shares on The NASDAQ Global Select Market for the 30 trading days prior to the day of purchase.

No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover provisions

The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•                  the staggered four-year terms of our directors, as a result of which only approximately one-fourth of our non-executive directors will be subject to election in any one year;

•                  a provision that our directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing more than half of our outstanding share capital if such removal is not proposed by our board; and

•                  requirements that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our board.

Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

•                  Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless: the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•                  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and representatives of interested stockholders and shares owned by specified employee benefit plans; or

•                  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of books and records

The Netherlands.    Our board provides the shareholders, at the general meeting of shareholders, with all information that the shareholders require for the exercise of their powers, unless doing so would be contrary to an overriding interest of ours. Our board must give reason for electing not to provide such information on the basis of overriding interest.

Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.

Removal of directors

The Netherlands.    Under our articles of association, the general meeting of shareholders, are at all times entitled to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company, unless the proposal was made by the board in which case a simple majority of the votes cast is sufficient.

Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (1) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive rights

The Netherlands.    Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash). Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our board. The general meeting of shareholders may designate a corporate body, for example our board, to restrict or exclude the preemptive rights in respect of newly issued ordinary shares, subject to the approval of our board. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

At our extraordinary general meeting held on June 15, 2016, the general meeting of shareholders resolved to authorize our board acting with the approval of our board for a period of 18 months to limit or exclude preemptive rights accruing to shareholders in connection with the issue of ordinary shares or rights to subscribe for ordinary shares.

Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands.    Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital of the company and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up and called-up part of the issued share capital in our company and the required legal reserves as described above as apparent from our financial statements. Under Dutch law, the articles of association may prescribe that the board decides what portion of the profits is to be held as reserve.

Under our articles of association, any amount of profit may be carried to a reserve as our board determines. After reservation by our board of any profit, the remaining profit will be at the disposal of the shareholders. Our corporate policy is to only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. However, our board is permitted, to declare interim dividends without the approval of the general meeting of shareholders.

Dividends and other distributions will be made payable not later than the date determined by the board. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder vote on certain reorganizations

The Netherlands.    Under Dutch law, the general meeting of shareholders must approve resolutions of the board relating to a significant change in the identity or the character of the company or the business of the company, which includes:

•                  a transfer of the business or virtually the entire business to a third party;

•                  the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

•                  the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes, in the last adopted annual accounts of the company.

Under Dutch law, a shareholder who owns shares representing at least 95% of the nominal value of a company’s issued share capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder.

Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of directors

The Netherlands.    Under Dutch law and our articles of association, we must adopt a remuneration policy for our directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of our board. The board determines the remuneration of the executive directors in accordance with the remuneration policy.

Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to binding or advisory stockholder votes due to the provisions of U.S. federal securities and tax law, as well as stock exchange requirements.

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as transfer agent and registrar for our ordinary shares.

DESCRIPTION OF DEBT SECURITIES

In this section, references to “holders” mean those who own debt securities registered in their own names on the books that uniQure N.V. or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

The debt securities offered by this prospectus will be either senior or subordinated debt. Senior debt securities or subordinated debt securities may be convertible or exchangeable into our ordinary shares or other securities as described under “—Convertible or Exchangeable Securities” below. We will issue senior debt under a senior debt indenture, we will issue subordinated debt under a subordinated debt indenture and we will issue convertible debt securities under a convertible debt indenture. We sometimes refer to the senior debt indenture, the subordinated debt indenture and the convertible debt indenture individually as an indenture and collectively as the indentures. The indentures will be between us and a trustee. The terms of the indenture governing the convertible debt securities will be substantially similar to the terms of the indenture governing the senior debt securities described below, except that the indenture governing the convertible debt securities will include provisions with respect to the conversion of such convertible debt securities, omit certain provisions described under “—Defeasance” below, prohibit any modification to the terms of convertibility without the consent of the holders and permit any holder to institute action to enforce such terms of convertibility. The indentures are exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find Additional Information” or by contacting the indenture trustee.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms which will be disclosed for a particular series of debt securities in a prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in a prospectus supplement. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•                  the title or designation of the offered debt securities;

•                  whether the debt is senior or subordinated;

•                  whether there is any collateral securing the debt securities;

•                  whether the debt securities are convertible or exchangeable into other securities;

•                  the aggregate principal amount offered and the authorized denominations;

•                  the initial public offering price;

•                  the maturity date or dates;

•                  any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•                  whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•                  if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any;

•                  if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•                  if the debt securities are original issue discount debt securities, their yield to maturity;

•                  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•                  if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•                  any provisions for the payment of additional amounts for taxes;

•                  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•                  the terms and conditions on which the debt securities may be redeemed at the option of the Company;

•                  any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•                  the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•                  any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•                  the ranking of the specific series of debt securities relative to other outstanding indebtedness;

•                  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•                  the place where we will pay principal and interest;

•                  additional provisions, if any, relating to the defeasance of the debt securities;

•                  any United States federal income tax consequences, if material;

•                  the dates on which premium, if any, will be paid;

•                  our right, if any, to defer payment of interest and the maximum length of this deferral period;

•                  any listing of the debt securities on a securities exchange; and

•                  any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.”

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•                  the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities and letters of credit;

•                  all capitalized lease obligations;

•                  all hedging obligations;

•                  all obligations representing the deferred purchase price of property; and

•                  all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•                  subordinated debt securities; and

•                  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Convertible Debt

We will issue convertible debt securities under the convertible debt indenture. Convertible debt securities will be convertible into ordinary shares on the terms set forth in the convertible debt indenture. The convertible debt indenture will provide that the conversion price is subject to customary anti-dilution adjustments in connection with stock dividends, stock splits, stock combinations, reclassifications and other similar events.

Covenants

Amalgamation and Sale of Assets.    We may not, in a single transaction or a series of related transactions:

•                  consolidate, amalgamate or merge with or into any other person; or

•                  directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•                  in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture;

•                  immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•                  an officer’s certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

Other Covenants.    In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

•                  our ability to incur indebtedness;

•                  our ability to pay dividends, to repurchase or redeem our capital stock;

•                  our ability to create dividend and other payment restrictions affecting our subsidiaries;

•                  mergers and consolidations by us;

•                  sales of assets by us;

•                  our ability to enter into transactions with affiliates;

•                  our ability to incur liens; and

•                  our ability to enter into sale and leaseback transactions.

Modification of the Indentures

Under the indentures, we and the indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:

•                  cure ambiguities, defects or inconsistencies;

•                  comply with the covenants described under “—Amalgamation and Sale of Assets”;

•                  add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

•                  add any additional events of default for the benefit of the holders of all or a series of debt securities;

•                  establish the form or terms of debt securities of any series;

•                  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•                  secure the debt securities of one or more series;

•                  evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor; or any co-issuer of the debt securities;

•                  add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

•                  appoint a successor indenture trustee;

•                  add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not affect the rights of the holders; or

•                  conform any provision of the indentures to the description of securities contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of a series of debt securities under the indentures.

We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•                  extend the fixed maturity of any such debt securities;

•                  reduce the rate or change the time of payment of interest on such debt securities;

•                  reduce the principal amount of such securities or the premium, if any, on such debt securities;

•                  change or waive the redemption provisions of such debt securities;

•                  change any obligation of ours to maintain an office or agency;

•                  reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

•                  adversely affect in any material respect the ranking on such debt securities;

•                  adversely affect in any material respect the right, if any, to convert such debt securities;

•                  adversely affect any right of repayment or repurchase at the option of the holder;

•                  reduce or postpone any sinking fund or similar provision;

•                  change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

•                  impair the right to sue for the enforcement of any payment on such debt securities;

•                  reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

•                  with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities, in a manner which adversely affects the holders.

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•                  our failure to pay required interest on any debt security of such series for 30 days;

•                  our failure to pay principal or premium, if any, on any debt security of such series when due;

•                  our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

•                  our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than the series at issue;

•                  a breach by us of the covenant with respect to amalgamation and sale of assets;

•                  our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $35,000,000; and

•                  certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under an indenture and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee satisfactory security or indemnity.

If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium.

Defeasance

After we have deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for U.S. Federal income tax purposes, we may elect to have our obligations discharged with respect to the outstanding debt securities of any series (“defeasance and discharge”). Defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

•                  the rights of holders of the debt securities to receive principal, interest and any premium when due;

•                  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•                  the rights, powers, trusts, duties and immunities of the indenture trustee; and

•                  the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the corporate trust office of the indenture trustee. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the indenture trustee, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement applicable to the particular series of debt securities.

Transfer and Exchange

Debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the corporate trust office of the indenture trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currency or currencies, in which the price of such warrants will be payable;

•                  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•                  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, a discussion of any material United States Federal income tax considerations; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the person receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•                  the exercise price for the rights;

•                  the number of rights issued to each securityholder;

•                  the extent to which the rights are transferable;

•                  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•                  the date on which the right to exercise the rights will commence and the date on which the right will expire;

•                  the amount of rights outstanding;

•                  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•                  the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our ordinary shares at a future date or dates. The price per ordinary share and the number of ordinary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The applicable prospectus supplement will describe the terms of the purchase contracts, including if applicable, any collateral arrangements.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities, purchase contracts, warrants, rights, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

•                  the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•                  a description of the terms of any unit agreement governing the units; and

•                  a description of the provisions for the payment, settlement, transfer or exchange or the units.

CONVERTIBLE OR EXCHANGEABLE SECURITIES

We may issue securities of the types described in this prospectus that are convertible or exchangeable into other securities described herein. The terms of such convertible or exchangeable securities will be set forth in a prospectus supplement.

FORM, EXCHANGE AND TRANSFER

We will issue only in registered form; no securities will be issued in bearer form. We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•                  The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

•                  You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

•                  You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

•                  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

•                  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways from time to time:

•                  to or through underwriters or dealers;

•                  by ourselves directly;

•                  through agents; or

•                  through a combination of any of these methods of sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

•                  the type of securities to be offered;

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•                  the purchase price of the offered securities and the proceeds to us from such sale;

•                  any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, which in the aggregate will not exceed 8% of the gross proceeds of the offering;

•                  the initial public offering price;

•                  any discounts or concessions to be allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•                  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•                  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•                  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of offered securities, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or their affiliates) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such persons may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. Such persons will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may sell our ordinary shares pursuant to dividend reinvestment, share purchase plans and similar plans in which our shareholders as well as other investors may participate. Purchasers of shares under such plans may, upon resales, be deemed to be underwriters. These shares may be resold in market transactions (including coverage of short positions), in privately negotiated transactions or otherwise. Ordinary shares sold under any such plans may be issued at a discount to the market price of the ordinary shares. The difference between the price owners who may be deemed to be underwriters pay us for our ordinary shares acquired under any such plan, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions or fees received by these owners in connection with such transactions.

We may also issue our ordinary shares to officers, directors, employees, consultants, agents or other persons pursuant to awards made under our equity incentive plans. Such ordinary shares may be resold by our officers and directors under this prospectus as indicated in a prospectus supplement.

We may loan ordinary shares to underwriters, agents and others, pursuant to share lending agreements, which may be offered for sale in transactions, including block sales, on any securities exchange, market or trading facility.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued in exchange for debt securities.

Each series of offered securities, other than the ordinary shares which is listed on the Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Underwriters, dealers, agents and remarketing firms may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Morgan, Lewis & Bockius UK LLP. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Rutgers Posch Visée Endedijk N.V., Amsterdam, the Netherlands.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost.  You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.  The address of the SEC website is www.sec.gov.

We maintain a website at www.uniqure.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The documents incorporated by reference into this prospectus contain important information that you should read about us.  The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

The following documents are incorporated by reference into this document:

•                  our Form 8-A filed with the SEC on January 31, 2014;

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed with the SEC on March 15, 2017;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and filed with the SEC on May 9, 2017;

•                  our Current Report on Form 8-K filed with the SEC on January 30, 2017.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.  Information in these documents updates and supplements the information provided in this prospectus.  Any statements in these documents will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents.  You should direct any requests for documents by writing us at 113 Harwell Avenue, Lexington, MA 02421, or telephoning us at +1.339.970.7000.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.

Amount paid or to be paid
SEC registration fee	$28,975.00
FINRA filing fee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent fees and expenses	(1)
Trustee fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Total	(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

Although Dutch law does not expressly provide for the indemnification of directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of the members of the board by the company to the fullest extent permitted by Dutch law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director becomes a party as a result of his or her position.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

The exhibits required by Item 601 of Regulation S-K and Item 16 of this Registration Statement on Form S-3 are listed in the Exhibit Index immediately preceding the exhibits and are incorporated herein..

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, Meibergdreef 61 Amsterdam 1105BA Netherlands, on this 15th day of May, 2017.

UNIQURE, N.V.

By:	/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Kapusta and Maiken Keson-Brookes, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew Kapusta	Chief Executive Officer and Director	May 15, 2017
Matthew Kapusta	(Principal Executive and Financial Officer)

/s/ Christian Klemt		May 15, 2017
Christian Klemt	(Principal Accounting Officer)

/s/ Philip Astley-Sparke	Director	May 15, 2017
Philip Astley-Sparke

/s/ Jack Kaye	Director	May 15, 2017
Jack Kaye

/s/ Will Lewis	Director	May 15, 2017
Will Lewis

/s/ David Schaffer	Director	May 15, 2017
David Schaffer

/s/ Paula Soteropoulos	Director	May 15, 2017
Paula Soteropoulos

/s/ Dr. Sander van Deventer	Director	May 15, 2017
Dr. Sander van Deventer

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on May 15, 2017.

UNIQURE, INC.

By:	/s/ Maiken Keson-Brookes
Name: Maiken Keson-Brookes
Title: General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1*	Form of underwriting agreement.
4.1	Form of senior indenture, with respect to the senior debt securities of uniQure N.V.
4.2	Form of subordinated indenture, with respect to the subordinated debt securities of uniQure N.V.
4.3	Form of convertible indenture, with respect to the convertible debt securities of uniQure N.V.
4.4*	Form of warrant agreement.
4.5*	Form of rights agreement.
4.6*	Form of senior debt security of uniQure N.V.
4.7*	Form of subordinated debt security of uniQure N.V.
4.8*	Form of convertible debt security of uniQure N.V.
4.9*	Form of warrant
4.10*	Form of rights certificate
5.1	Opinion of Rutgers Posch Visée Endedijk N.V. (Dutch counsel to the Company) (filed herewith).
5.2	Opinion of Morgan, Lewis & Bockius UK LLP (United States counsel to the Company) (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit 5.1).
23.3	Consent of Morgan, Lewis & Bockius UK LLP (included in Exhibit 5.2).
24.1	Power of Attorney (on signature page).
25.1*

Form T-1 Statements of Eligibility for Senior Indenture, Subordinated Indenture and Convertible Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

* To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities, as appropriate.